SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

VERSATA, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERSATA, INC.

300 Lakeside Drive, Suite 1500

Oakland, CA 94612

(510) 238-4100

Dear Versata, Inc. Stockholder:

You are cordially invited to the 2003 Annual Meeting of Stockholders, which will be held on Friday, August 15, 2003, at 11:00 a.m., local time, at 300 Lakeside Drive, Suite 1500, Oakland, California.

At our meeting, you will be asked to consider and vote upon the following proposals: (i) to elect one Class I director; (ii) to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to reduce the number of authorized shares of common stock from 150,000,000 to 25,000,000 and reduce the number of authorized shares of preferred stock from 5,000,000 to 833,333, such amendment, if approved, will become effective upon filing with the Delaware Secretary of State; and (iii) to ratify the appointment of Grant Thornton LLP as independent accountants for the fiscal year ending October 31, 2003.

Details with respect to the meeting are set forth in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting, you are urged to complete, date, sign and return your proxy. Your vote is very important to us and we encourage you to read the Proxy Statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience.

I look forward to seeing you at the Annual Meeting.

Sincerely, /s/ EUGENE WONG Eugene Wong Chief Executive Officer, President, and Director

Oakland, California

February     , 2003

VERSATA, INC.

300 Lakeside Drive, Suite 1500

Oakland, CA 94612

(510) 238-4100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 15, 2003

TO THE STOCKHOLDERS OF VERSATA, INC.:

The annual meeting of stockholders of VERSATA, INC., a Delaware corporation (the “Company”), will be held on Friday, August 15, 2003 at 11:00 a.m., local time, at 300 Lakeside Drive, Suite 1500, Oakland, CA 94612 for the following purposes:

1.	To elect one director to Class I to serve for a three-year term or until his successor is duly elected and qualified. The nominee is Eugene Wong;

2.	To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, attached to this proxy statement as Annex A, to reduce the number of authorized shares of common stock from 150,000,000 to 25,000,000 and reduce the number of authorized shares of preferred stock from 5,000,000 to 833,333;

3.	To ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2003; and

4.	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The foregoing matters are described in more detail in the enclosed proxy statement. The Board of Directors has fixed the close of business on June 30, 2003 as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any postponement or adjournment thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the annual meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the meeting and for a ten-day period preceding the meeting, at the executive offices of the Company during ordinary business hours.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy card as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ JAMES DOEHRMAN
James Doehrman Executive Vice President, Chief Operating Officer and Chief Financial Officer

Oakland, California

February     , 2003

VERSATA, INC.

300 Lakeside Drive, Suite 1500

Oakland, CA 94612

(510) 238-4100

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 15, 2003

This Proxy Statement is being mailed to stockholders on or around July 11, 2003, in connection with the solicitation of proxies by the Board of Directors of Versata, Inc. (the “Company” or “Versata”) for use at the Annual Meeting of Stockholders to be held on August 15, 2003, at 11:00 a.m., local time, at the Company’s principal executive offices, 300 Lakeside Drive, Suite 1500, Oakland, CA 94612 (the “Annual Meeting”).

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	Elect one Class I director;

2.	To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, attached to this proxy statement as Annex A, to reduce the number of authorized shares of common stock from 150,000,000 to 25,000,000 and reduce the number of authorized shares of preferred stock from 5,000,000 to 833,333;

3.	To ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2003; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

What is the Proxy for, who can vote and how do I vote?

This Proxy Statement informs the stockholders of the Company about items that will be voted upon at the Annual Meeting. The Statement also solicits proxies (a formal way of voting through legal representation) from those stockholders who are unable to attend the Annual Meeting. The Proxy Statement was prepared by the management of the Company for its Board of Directors (the “Board”).

The proxy is for voting shares in connection with the Annual Meeting and at any adjournment or postponement of that meeting. The Annual Meeting will be held on August 15, 2003, at 11:00 a.m., local time, at the Company’s principal executive offices, 300 Lakeside Drive, Suite 1500, Oakland, California.

You may vote at the Annual Meeting if you were a stockholder of record of Common Stock at the close of business on June 30, 2003. On February 13, 2003 there were 7,374,435 outstanding shares of Common Stock. No shares of the Company’s Preferred Stock were outstanding. The presence at the Annual Meeting, in person or by proxy, of a majority of the total number of shares entitled to vote on the record date constitutes a quorum for the transaction of business by such holders at the Annual Meeting. Each share is entitled to one vote on each matter that is properly brought before the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and 10 days prior to the Annual Meeting at the executive offices of the Company at 300 Lakeside Drive, Suite 1500, Oakland, California during normal business hours.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. If the proxy card is properly signed and returned, the proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR the director nominee and FOR each of the other proposals to be considered at the meeting.

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change your vote either by filing with our Secretary at our principal executive offices at 300 Lakeside Drive, Suite 1500, Oakland, CA 94612, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

The presence, in person or by proxy, of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called “broker non-votes”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Even though broker non-votes will be counted as present to determine if a quorum exists, they will not be counted as present and entitled to vote on any non-routine proposal.

The director nominee who receives the greatest number of votes cast in person or by proxy at the Annual Meeting will be elected Class I director of the Company. Approval of Proposal No. 2 requires the affirmative vote of the holders of the majority of the outstanding shares entitled to vote. Approval of the other matters requires the affirmative vote of the holders of the majority of the shares present and voting and entitled to vote. Abstentions will be treated as votes cast against the particular matter being voted upon.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1:

ELECTION OF DIRECTOR

Our Board of Directors currently has five directors divided into three classes. The members of each class serve for a three-year period, with one class of directors being elected each year. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Class I directors consists of Messrs. Wong and Rekhi whose terms will expire at the annual meeting following the close of the 2002 fiscal year, Class II director consists of Mr. Morgenthaler whose term will expire at the annual meeting following the close of the 2003 fiscal year, and Class III directors consists of Messrs. Davoli and Smartt whose terms will expire at the annual meeting following the close of the 2004 fiscal year. Mr. Rekhi has not agreed to serve as Class I director following the expiration of his term; therefore, he is not up for re-election at this Annual Meeting.

The nominee is Eugene Wong, a director currently designated as Class I director, whose term expires at the Annual Meeting, and upon his respective successor being elected and qualified to serve. The enclosed proxy cannot be voted for a greater number of persons than one.

The Board of Directors proposes the election of Eugene Wong for a term of three years, expiring at the annual meeting following the close of the 2005 fiscal year, and until his successor is elected and qualified to serve. The nominee has agreed to serve if elected. If the nominee is unable or unwilling to serve as a director, the proxies may be voted for any nominee designated by the present Board of Directors to fill such vacancy.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee named below. The director nominee who receives the greatest number of votes cast in person or by proxy at the Annual Meeting will be elected Class I director of the Company.

Set forth below is certain information concerning the nominee and the other incumbent directors:

NOMINEE FOR CLASS I DIRECTOR

Class I directors generally serve a term of 3 years and until their successors are elected and qualified. Mr. Rekhi has not agreed to serve as Class I director following the expiration of his term; therefore, he is not up for re-election at this Annual Meeting. It is anticipated that the Class I director will serve until the annual meeting following the close of the 2005 fiscal year. The nominee for Class I director is as follows:

Eugene Wong. Dr. Wong has served as a director of Versata since May 1998, and as Versata’s Chief Executive Officer since May 2002. Since 1997, Dr. Wong has served as a technical consultant and chief scientist to Versata. Dr. Wong has served as Professor Emeritus at the University of California on assignment with the National Science Foundation since June 1998. Dr. Wong acted as Associate Director of the office of Science and Technology Policy in the Bush White House from 1990 to 1993. Dr. Wong holds a B.S.E., an A.M., and a Ph.D., all in Electrical Engineering, all from Princeton University.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE NAMED ABOVE.

CLASS II DIRECTORS

The term of Class II director expires at the annual meeting following the close of the 2003 fiscal year. The Class II director and the Class II director position is not up for re-election at this Annual Meeting.

Gary Morgenthaler.    Mr. Morgenthaler has served as a director of Versata since 1997. Mr. Morgenthaler is a general partner of Morgenthaler Ventures. Mr. Morgenthaler is a co-founder and former Chairman of Illustra

Information Technologies, Inc., a database applications Company. Prior to becoming a partner of Morgenthaler Ventures, Mr. Morgenthaler was Chairman, Chief Executive Officer and a co-founder of Ingres, a relational database management systems Company. Mr. Morgenthaler holds a B.A. in International Relations from Harvard University.

CLASS III DIRECTOR CONTINUING IN OFFICE

The term of Class III directors expires at the annual meeting following the close of the 2004 fiscal year. The Class III directors and the Class III director positions are not up for re-election at this Annual Meeting.

Robert Davoli.    Mr. Davoli has served as a director of Versata since November 1999. Prior to becoming a director, Mr. Davoli served as a technical consultant to Versata from 1995. Since November 1995, Mr. Davoli has served as a general partner at Sigma, a venture capital firm. From February 1993 to September 1994, Mr. Davoli served as President and Chief Executive Officer of Epoch Systems, a software vendor. Previous to working with Epoch Systems, Mr. Davoli served as President and Chief Executive Officer of SQL Solutions, a services and tools provider for the relational database market. From 1990 to 1992, Mr. Davoli served as an executive officer of Sybase. Mr. Davoli is a director of Internet Security Systems, Inc., StorageNetworks, Inc., and Vignette Corporation. Mr. Davoli holds a B.A. in History from Ricker College and studied Computer Science at Northeastern University for two years.

William Smartt.    Mr. Smartt was elected to Versata’s Board in February 2003. From 1992 until September 2001, Mr. Smartt served as executive vice president, chief financial officer and chief administrative officer at DHL Airways, the US component of DHL Worldwide Express. From 1986 until 1990, Mr. Smartt served as CFO, treasurer, and senior vice president of finance and administration for Ingres Corporation, a relational data base software company. Mr. Smartt has over 35 years of industry experience and he holds a Bachelor of Science in Business Administration from the University of California, Berkeley.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors held 6 meetings during the fiscal year ending October 31, 2002. During the last fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during such period and (ii) the total number of meetings held during such period by committees of the Board of Directors on which he or she served.

The audit committee currently consists of three independent directors, Messrs. Smartt, Davoli and Morgenthaler. The audit committee met 4 times during the last fiscal year. On February 11, 2003 Mr. Rekhi resigned from the audit committee and Mr. Smartt was appointed as Chairman of the audit committee by the Board. Mr. Smartt is an independent director as defined by Rule 4200(a)(14) of NASDAQ Market Place Rules and is the financial expert serving on Versata’s audit committee. The audit committee reviews and supervises our financial controls, including the selection of our auditors, reviews our books and accounts, meets with our officers regarding our financial controls, acts upon recommendations of our auditors and takes further actions as the audit committee deems necessary to complete an audit of our books and accounts. The audit committee also performs other duties as may from time to time be determined by the Board.

The compensation committee currently consists of three directors, Messrs. Morgenthaler, Davoli and Rekhi. Mr. Rekhi has not agreed to serve as Class I director following the expiration of his term, therefore the Board intends to appoint Mr. Smartt to the compensation committee effective at the Annual Meeting. The Compensation Committee met 4 times during the last fiscal year. The compensation committee reviews and approves the compensation and benefits for our executive officers, administers our compensation and stock plans, makes recommendations to the Board of Directors regarding these matters and performs other duties as may from time to time be determined by the Board.

DIRECTOR COMPENSATION

We currently do not compensate any non-employee member of the Board for their service as Board members, except in some cases through the grant of stock options. Directors who are also employees do not receive additional compensation for serving as directors.

Under our 2000 Stock Incentive Plan, which was adopted by our Board in November 1999 and was approved by our Stockholders in February 2000, non-employee directors will receive automatic option grant covering 6,000 shares of common stock upon becoming directors and options to purchase 2,000 shares of common stock on the date of each annual meeting of Stockholders beginning in 2001. The above amounts were adjusted to reflect the reverse 1 for 6 split that Versata implemented in May 2002. The 2000 Stock Incentive Plan also contains a director fee option grant program. Should this program be activated in the future, each non-employee Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of an option with an exercise price below the then fair market value of our shares. Non-employee directors are also eligible to receive discretionary option grants and direct stock issuances under our 2000 Stock Incentive Plan.

PROPOSAL NO. 2:

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO DECREASE THE NUMBER OF AUTHORIZED SHARES

Overview

Our Board of Directors is proposing to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), for the purpose of decreasing the number of authorized shares of Common Stock from 150,000,000 to 25,000,000 and decreasing the number of authorized shares of Preferred Stock from 5,000,000 to 833,333.

In the event this Proposal is approved by our stockholders, we will file the proposed amendment to our Certificate (the “Amendment”), in the form attached to this proxy statement as Annex A, with the Delaware Secretary of State in order to decrease the number of authorized shares of Common Stock and Preferred Stock. Once the Amendment is filed, the number of authorized shares of our common stock will be decreased from 150,000,000 to 25,000,000, the number of authorized shares of our preferred stock will be decreased from 5,000,000 to 833,333 and the par value of our common stock and preferred stock will remain unchanged at $0.001 per share.

Our Board of Directors has approved this Proposal and recommends the amendment to our Certificate to decrease the number of authorized shares of Common Stock from 150,000,000 to 25,000,000 and to decrease the number of authorized shares of Preferred Stock from 5,000,000 to 833,333.

Pursuant to our Certificate, the Company is authorized to issue 150,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of Preferred Stock, par value $0.001 per share. As of the close of business on February 13, 2003, the Company had 7,374,435 shares of Common Stock issued and outstanding, 954,004 shares of Common Stock reserved for issuance under the Company’s 2000 Stock Incentive Plan, 25,534 shares of Common Stock reserved for issuance under the Company’s Employee Stock Purchase Plan. Accordingly, as of the close of business on February 13, 2003, there was an aggregate of 141,646,027 authorized shares of Common Stock unissued, unreserved for issuance and otherwise available for issuance by the Company and 5,000,000 authorized shares of Preferred Stock unissued, unreserved for issuance and otherwise available for issuance by the Company.

Reasons for Decrease of Authorized Common Stock

In May 2002, the Company implemented a reverse stock split of its outstanding common stock at a ratio of 1-for-6. One of the primary reasons why our Board of Directors believes that the authorized number of shares of Common Stock and Preferred Stock should be decreased is to be consistent with such reverse stock split. In fact the Company proposes to decrease the number of authorized shares of common stock and preferred stock to 25,000,000 and 833,333 respectively. Such numbers are equal to the present number of authorized shares of common stock and preferred stock divided by 6.

Potential Effects of Decrease of Authorized Common Stock and Authorized Preferred Stock

As a result of the decrease in the number of authorized shares of common stock and preferred stock, the authorized shares of common stock will be decreased from 150,000,000 to 25,000,000 and the number of authorized shares of preferred stock will be decreased from 5,000,000 to 833,333. This may limit the Company’s flexibility to issue Common Stock or Preferred Stock in order to raise additional capital, to engage in acquisitions, to establish strategic relationships with corporate partners, to permit future stock dividends or stock splits, or to provide equity incentives to employees and officers. In the event the Company wanted to engage in the foregoing activities and there were not enough authorized shares of common stock or preferred stock it would have to seek stockholder approval at a special or annual stockholders’ meeting in order to increase the authorized number of shares of Common Stock or Preferred Stock, which may cause delays and expenses. Therefore, the Company may not be able to take advantage of favorable opportunities or meet business needs as they arise.

The shares of common stock and preferred stock that will no longer be available for issuance in the event this Proposal is approved and the Amendment is filed might have been used by us to oppose a hostile takeover attempt or delay or prevent changes in the persons controlling us or removal of our management. For example, except as set forth in Rule 4350 of the NASD Manual, without further stockholder approval, our Board of Directors might have been able to strategically sell shares of our common stock or preferred stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors.

Vote Required and Procedure for Effecting the Decrease of Authorized Common Stock and Authorized Preferred Stock

The affirmative vote of the holders of the majority of the outstanding stock entitled to vote is required to approve this Proposal. In the event the stockholders approve this Proposal, the Board of Directors will direct management to file the Amendment with the Delaware Secretary of State. Following the filing of the Amendment, the number of authorized shares of common stock will be decreased from 150,000,000 to 25,000,000, the number of authorized shares of preferred stock will be decreased from 5,000,000 to 833,333 and the total number of authorized shares will be decreased from 155,000,000 to 25,833,333. The number of stockholders and the number of shares of Common Stock outstanding will not change and each stockholder’s proportionate equity interest in the Company will not be affected. However, the number of shares available for future issuance will be decreased from 155,000,000 to 25,833,333 because of the reduction in the number of shares authorized.

THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK.

PROPOSAL NO. 3:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

On February 11, 2003, Versata determined to change the Company’s independent accountants, and, accordingly, ended the engagement of PricewaterhouseCoopers, LLP (“PWC”) in that role and retained Grant Thornton LLP as its independent accountants for the fiscal year ending October 31, 2003. The change in independent accountants was recommended by Versata’s Audit Committee and approved by Versata’s Board of Directors. The Audit Committee believes that, Grant Thornton LLP, an accounting and auditing firm that focuses on companies in the small-medium size market can provide more value to the Company than its prior auditors.

We are now asking you to ratify the selection of Grant Thornton LLP as our independent public accountants for the fiscal year ending October 31, 2003.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year, but may still select Grant Thornton LLP as independent public accountants for the Company. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Changes in Registrant’s Certifying Accountant

(a)	Previous independent accountants

(i)	On February 11, 2003, Versata dismissed PricewaterhouseCoopers LLP, which had previously served as Versata’s independent accountants.

(ii)	The reports of PricewaterhouseCoopers LLP on the financial statements of the Company for the fiscal year ended October 31, 2002 and the ten-month period ended October 31, 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The change in independent accountants was recommended by Versata’s Audit Committee and approved by Versata’s Board of Directors.

(iv)	In connection with its audit for the fiscal year ended October 31, 2002 and ten-month period ended October 31, 2001 there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their report on the financial statements for such years.

(v)	During the fiscal year ended October 31, 2002 and ten-month period ended October 31, 2001, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

(vi)	Versata provided PricewaterhouseCoopers LLP with a copy of the above statements and requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with such statements. A copy of such letter, dated February 13, 2003, was filed as Exhibit 16 to the Form 8-K filed on February 18, 2003.

(b)	New independent accountants

On February 11, 2003, Versata engaged Grant Thornton LLP as its new independent accountants. Such engagement was recommended by Versata’s Audit Committee and approved by our Board of Directors. During the two most recent fiscal years and through February 10, 2003, the Company has not consulted with Grant Thornton LLP regarding either:

(i)	the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Versata’s financial statements, and neither a written report was provided to Versata nor oral advice was provided that Grant Thornton LLP concluded was an important factor considered by Versata in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

AUDIT FEES:

Audit fees billed to us by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended October 31, 2002 and the ten months ended October 31, 2001 and the review of our financial statements included in our quarterly reports on Form 10-Q for those fiscal years totaled $218,000 and $225,000, respectively.

ALL OTHER FEES:

Fees billed to us by PricewaterhouseCoopers LLP during the fiscal year ended October 31, 2002 and the ten months ended October 31, 2001 for all other non-audit services rendered, related primarily to their review of our registration statement with the Securities and Exchange Commission and tax related services totaled $36,000 and $42,500 respectively.

VOTE REQUIRED

The ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for the year ending October 31, 2003 requires the affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

MANAGEMENT

Officers and Directors

The following table sets forth certain information regarding our Named Executive Officers and other officers and directors.

Name	Age	Position
Eugene Wong(3)	68	Chief Executive Officer, Director
James A. Doehrman	45	Executive Vice President, Chief Operating and Financial Officer
Tim Child	48	Vice President, Engineering and Product Management
Val Huber	53	Chief Technology Officer
Rahul Patel	38	Chief Architect and Product Strategy Officer
Rocco Quaglietti	50	Vice President—Sales, Americas
Gary Morgenthaler(1)(2)(4)	54	Chairman of the Board
Robert Davoli(1)(2)(5)	54	Director
Kanwal Rekhi(1)(2)(3)	57	Director
William Smartt(1)(5)	60	Director, Chairman of the Audit Committee

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Term of office expires at 2003 Annual Meeting of Stockholders. Mr. Rekhi is not up for re-election at the Annual Meeting.
(4)	Term of office expires at 2004 Annual Meeting of Stockholders.
(5)	Term of office expires at 2005 Annual Meeting of Stockholders.

Eugene Wong.    Dr. Wong has served as a director of Versata since May 1998, and as Versata’s Chief Executive Officer since May 2002. Since 1997, Dr. Wong has served as a technical consultant and chief scientist to Versata. Dr. Wong has served as Professor Emeritus at the University of California on assignment with the National Science Foundation since June 1998. Dr. Wong acted as Associate Director of the office of Science and Technology Policy in the Bush White House from 1990 to 1993. Dr. Wong holds a B.S.E., an A.M., and a Ph.D., all in Electrical Engineering, all from Princeton University.

James A. Doehrman.    Mr. Doehrman serves as Versata’s Executive Vice President, Chief Operating and Financial Officer. Mr. Doehrman joined Versata in February 2001 as Executive Vice President and Chief Financial Officer and was appointed as Chief Operating Officer in March 2001. From June 2000 through February 2001, Mr. Doehrman served as Executive Vice President, Chief Administrative Officer and Treasurer at E.piphany, Inc. From January 2000 through May 2000, Mr. Doehrman was Senior Vice President and Chief Financial and Administrative Officer at Octane Software, a web-centric customer relationship management software company that merged with E.piphany in May 2000. From July 1997 to January 2000 Mr. Doehrman was the Vice President and Chief Financial Officer of technology publisher IDG Books Worldwide. Mr. Doehrman’s previous experience includes over 18 years of progressive management, financial and operational assignments with companies like Simon & Schuster, Federated Department Stores and Arthur Andersen & Co. Mr. Doehrman holds a B.A. degree from Southern Methodist University. He is also a Certified Public Accountant.

Tim Child.    Mr. Child joined Versata in November of 2002 as Vice President of Engineering and Product Management. Prior to joining Versata, from November 2001 to November 2002, Mr. Child provided technical consulting to various companies. From April 2001 to November 2001, Mr. Child was Chief Technology Officer for Telamon, a subsidiary of Vytek, a company providing wireless data applications. From October 2000 to March 2001, Mr. Child served as Vice President, Engineering at Quios a wireless data applications company in San Francisco. From January 1996 through November 1999, Mr. Child held various strategic positions at Informix, including Senior Vice President—Research and Development. From November 1994 to January 1996, Mr. Child served as Director of Software Development for Illustra Inc., a company which developed advanced object-relation database management systems. Mr. Child earned a degree in Materials Science from Imperial College, University of London in 1977.

Val Huber.    Mr. Huber joined Versata in 1995 as Vice President of Product Management and currently serves as Versata’s Chief Technology Officer. Prior to joining Versata, from 1989 to 1994, Mr. Huber served as a lead architect on various technology projects at Sybase. Prior to working with Sybase, from 1980 to 1989, Mr. Huber served as Director of Business Computer Systems at Wang Labs. Mr. Huber holds a B.A. in Chemistry from Vanderbilt University.

Rahul Patel.    Mr. Patel serves as Versata’s Chief Architect and Product Strategy Officer Mr. Patel joined Versata in 1995 as a Lead Engineer. Mr. Patel was promoted to Director of Research and Development and the Lead Architect for Versata in 1998, prior to becoming the Vice President of Research and Development in June 2000. He assumed his current role in November 2002. Before joining Versata, from December 1990 to April 1992, Mr. Patel was a Senior Software Engineer for Sun Microsystems. From 1992 to January 1995, Mr. Patel was a Lead Engineer in the advanced tools technology group for Sybase. Mr. Patel holds a Master of Science degree in Computer Engineering from the University of Florida in Gainesville. He also holds a Bachelor of Science degree in Engineering from Gujarat University in Ahmedabad, India.

Rocco Quaglietti.    Mr. Quaglietti joined Versata in January 2000 as Vice President of Channel Sales. In October 2001, Mr. Quaglietti was promoted to Vice President—Sales, Americas. Prior to joining Versata, from October 1997 to December 1999 Mr. Quaglietti was Vice President of Sales at Cloudscape, producer of a Java-based Object Relational Database Management System. Mr. Quaglietti was Director of Channels Sales at Pilot Software from October 1995 through September 1997. Mr. Quaglietti also served as Director of Channel Sales at Ingres for 6 years. Mr. Quaglietti previous experience includes over 10 years of sales with companies like GEISCO and Pansophic Systems. Mr. Quaglietti holds a BS degree from North Adams State College and an MBA from Golden Gate University.

Gary Morgenthaler.    Mr. Morgenthaler has served as a director of Versata since 1997. Mr. Morgenthaler is a general partner of Morgenthaler Ventures. Mr. Morgenthaler is a co-founder and former Chairman of Illustra Information Technologies, Inc., a database applications Company. Prior to becoming a partner of Morgenthaler Ventures, Mr. Morgenthaler was Chairman, Chief Executive Officer and a co-founder of Ingres, a relational database management systems company. Mr. Morgenthaler is a director of Catena Networks, Nuance Communications, Westwave, and Yotta Networks. Mr. Morgenthaler holds a B.A. in International Relations from Harvard University.

Robert Davoli.    Mr. Davoli has served as a director of Versata since November 1999. Prior to becoming a director, Mr. Davoli served as a technical consultant to Versata from 1995. Since November 1995, Mr. Davoli has served as a general partner at Sigma, a venture capital firm. From February 1993 to September 1994, Mr. Davoli served as President and Chief Executive Officer of Epoch Systems, a software vendor. Previous to working with Epoch Systems, Mr. Davoli served as President and Chief Executive Officer of SQL Solutions, a services and tools provider for the relational database market. From 1990 to 1992, Mr. Davoli served as an executive officer of Sybase. Mr. Davoli is a director of Internet Security Systems, Inc., StorageNetworks, Inc., and Vignette Corporation. Mr. Davoli holds a B.A. in History from Ricker College and studied Computer Science at Northeastern University for two years.

William Smartt.    Mr. Smartt was elected to Versata’s Board in February 2003. From 1992 until September 2001, Mr. Smartt served as executive vice president, chief financial officer and chief administrative officer at DHL Airways, the US component of DHL Worldwide Express. From 1986 until 1990, Mr. Smartt served as CFO, treasurer, and senior vice president of finance and administration for Ingres Corporation, a relational data base software company. Mr. Smartt has over 35 years of industry experience and he holds a Bachelor of Science in Business Administration from the University of California, Berkeley.

Kanwal Rekhi.    Mr. Rekhi has served as a director of Versata since 1995. Since 1994, Mr. Rekhi has been a mentor to and investor in early-stage technology companies. From March 1998 to September 1998, Mr. Rekhi served as Chief Executive Officer and Chairman of the Board of Cybermedia, a software Company. Prior to 1994, Mr. Rekhi served as Executive Vice President and Chief Technology Officer at Novell, Inc. From 1989 to 1995 Mr. Rekhi also served as a director of Novell. Mr. Rekhi holds an M.S. in Electrical Engineering from Michigan Technical University and a degree in Electrical Engineering from the Indian Institute of Technology in Bombay.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

The following table sets forth the compensation for the three most recent completed fiscal years of (i) each person that served as our Chief Executive Officer during the fiscal year ended October 31, 2002, and (ii) our four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the year ended October 31, 2002. These officers are referred to herein as the Named Executive Officers.

Annual compensation listed in the following table excludes other compensation in the form of perquisites and other personal benefits that constitutes the lesser of $50,000 or 10% of the total annual salary and bonus of each of the Named Executive Officers in the fiscal year ended October 31, 2002. The options listed in the following table were granted under our 2000 Stock Incentive Plan.

	Annual Compensation											Long-Term Compensation
	Year		Salary			Bonus			Other Annual Compensation			Awards					Payouts	All Other Compensation
Name and Principal Position												Restricted Stock Award(s)			Securities Underlying Options/SARs		LTIP Payouts
Eugene Wong Chief Executive Officer	2002 2001 2000	(1)		$102,000 — —			— — —			— — —			— — —		100,000 — —	(6)	— — —	— — —

Douglas L. Roberts Former Chief Executive Officer	2002 2001 2000	(1)	$ $	128,125 217,800 —	(2)	$	— 20,000 —		$	— 206,821 —	(3)	$	— 209,250 —	(4)	2,264 — —	(6) (5)	— — —	$130,094 — —	(10)

James A. Doehrman Chief Operating Officer, Chief Financial Officer and Secretary	2002 2001 2000	(1)	$ $	190,000 145,500 —	(2)	$ $	50,000 30,000 —	(9)	$	— 206,821 —	(3)	$	— 209,250 —	(4)	51,811 — —	(6) (5)	— — —	— — —

Val Huber Chief Technology Officer	2002 2001 2000	(1)	$ $ $	166,250 140,800 155,000	(2)	$ $	— 20,000 99,500		$	— 55,800 —	(3)	$	— 55,800 —	(4)	1,585 — —	(6) (5)	— 25,000 —	— — —

Rahul Patel Chief Architect and Product Strategy Officer	2002 2001 2000	(1)	$ $ $	166,250 140,800 140,000	(2)	$ $	— 20,000 62,800		$	— 47,839 —	(3)	$	— 55,800 —	(4)	1,585 — —	(6) (5)	— — —	— — —

Rocco Quaglietti Vice President, Sales Americas	2002 2001 2000	(1)	$ $ $	142,500 122,099 113,750	(2)	$ $ $	18,648 87,834 102,003			— — —			— — —		39,691 17,081 16,665	(6) (7) (8)	— — —	— — —

(1)	Represents the transition period from January 1, 2001 to October 21, 2001 (“Transition Period”).
(2)	Our management team took a 10% pay reduction for six months in the fiscal year ended October 31, 2002. The salary shown represents amount paid after the 10% salary reduction.
(3)	Represents amounts paid in connection with the grant of restricted stock and as a retention measure for our Named Executive Officers. In April 2001, we paid the Named Executive Officers a bonus to cover the estimated personal income tax impact of making an IRS Code Section 83b election following the grant of the restricted shares. At that time we determined that this plan was a preferable form of executive retention than if the company had issued a comparable number of options, in lieu of restricted stock, to the Named Executive Officers and then advanced them funds to “early exercise” the options, which has been a practice for executive retention in the industry, but which, in hindsight, in our opinion it is generally an ineffective form of executive retention.

(4)	Represents the grant of restricted common stock. In order to calculate the aggregate value of the shares in the table, we used the closing price of our common stock as traded on the Nasdaq National Market on April 16, 2001, the grant date. Each officer received 2 grants of restricted shares of common stock, which are subject to our repurchase right. The first grants vest over a period of 50 months, with 12.5% of the shares vesting six months from the date of issuance (April 16, 2001), and the balance vesting in equal monthly installments thereafter. The second grants vest as follows: 25% of the shares vest six months from the date of issuance, another 25% vest one year from the date of issuance and the balance vest monthly over the next 12 months. Mr. Roberts received 125,000 post split shares of common stock, which had an aggregate value of $307,500 as of October 31, 2001. Mr. Doehrman received 125,000 post split shares of common stock, which had an aggregate value of $307,500 as of October 31, 2001 and which have an aggregate value of $133,750 at October 31, 2002. Mr. Huber received 33,333 shares of common stock, which had an aggregate value of $82,000 as of October 31, 2001 and which have an aggregate value of $35,666 at October 31, 2002. Mr. Patel received 33,333 shares of common stock, which had an aggregate value of $82,000 as of October 31, 2001 and which have an aggregate value of $35,666 at October 31, 2002.
(5)	All the options granted in the Transition Period were cancelled. On April 16, 2001, the Compensation Committee of our Board of Directors approved an Equity Incentive Program (“EIP”) to retain the services of the Executive Officers essential to the Company’s future financial success. Under the terms of the EIP, certain officers of the Company were given the opportunity to exchange certain “underwater” outstanding unexercised options for a restricted share grant. As a condition to participation in the EIP, all stock options granted after October 16, 2000 were replaced by a restricted share grant. The purchase price of the restricted stock was $0.006 per share.
(6)	Options granted in fiscal year ended October 31, 2002 as more fully set forth below in this item under the Section entitled “Options Granted in Fiscal Year 2002.
(7)	Granted an option to purchase up to 1,666 shares on February 9, 2001. As of October 31, 2002, 300 shares were vested. The remaining 1,366 shares vest monthly through March 1, 2006. Granted an option to purchase up to 13,749 shares on April 6, 2001. As of October 31, 2002, 10,314 shares were vested. The remaining 3,435 shares vest monthly through April 6, 2003. Granted an option to purchase up to 1,666 shares on September 6, 2001. As of October 31, 2002, 833 shares were vested. One half of the remaining 833 shares vest on March 6, 2003 and the balance vests on September 6, 2003.
(8)	Granted on January 3, 2000. As of October 31, 2002, 12,132 shares were vested. The remaining 4,533 shares vest monthly through March 3, 2004.
(9)	Mr. Doehrman’s offer letter provided him with a guaranteed bonus of $20,000 per quarter. During 2001, in order to conserve the Company’s cash, Mr. Doehrman voluntarily waived, $50,000 of the 2001 guaranteed bonus. For 2002, Mr. Doehrman waived $30,000 of his guaranteed quarterly bonus.
(10)	This amount includes severance of $114,583 paid to Doug Roberts in accordance with “Executive Severance Agreement” issued in April 2001, and relocation expense reimbursement of $15,511. Mr. Roberts served as the Company’s president and chief executive officer from October 2001 until his resignation in May 2002.

Option Grants in Fiscal Year 2002

The following table sets forth information regarding option grants to each of the Named Executive Officers during the year ended October 31, 2002. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year.

Stock Option Grants in the Year Ended October 31, 2002

	Individual Grants
	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in 2002	Exercise Price ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name						0%($)	5%($)	10%($)
Eugene Wong	100,000	(1)	16.2	1.56	05/16/2012	$66,000	$98,108	$248,624
Douglas Roberts	2,264	(2)	< 1	5.52	01/11/2012	N/A	$7,859	$19,917
James Doehrman	1,811	(3)	< 1	5.52	01/11/2012	N/A	$6,287	$15,932
James Doehrman	50,000	(4)	8.1	93	07/16/2012	N/A	$29,244	$74,109
Val Huber	1,585	(3)	< 1	5.52	01/11/2012	N/A	$5,502	$13,944
Rahul Patel	1,585	(3)	< 1	5.52	01/11/2012	N/A	$5,502	$13,944
Rocco Quaglietti	8,333	(5)	1.4	2.16	11/12/2011	N/A	$11,320	$28,686
Rocco Quaglietti	1,358	(3)	< 1	5.52	01/11/2012	N/A	$4,714	$11,947
Rocco Quaglietti	30,000	(4)	4.8	93	07/16/2012	N/A	$17,547	$44,465

(1)	Options were granted on May 16, 2002 when Eugene Wong became our interim Chief Executive Officer. The grant vests monthly over 24 months.
(2)	The options granted to Mr. Roberts were cancelled upon the termination of his severance agreement on November 18, 2002. Mr. Roberts served as the Company’s president and chief executive officer from October 2001 until his resignation in May 2002.
(3)	Granted on January 11, 2002. The grants vest monthly over six months.
(4)	Granted on July 16, 2002. The grant vests monthly over 24 months.
(5)	Granted on November 12, 2001. The grant vests over one year with 50% of the shares vesting six months from the date of issuance and the balance vesting one year from the date of issuance.

In 2002, we granted options to purchase up to a total of 615,749 shares to employees under our 2000 Stock Incentive Plan at exercise prices equal to the fair market value of our common stock on the date of grant, as determined by the closing price of our common stock as traded on the Nasdaq National Market.

Option Exercises in the fiscal year and Option Values as of October 31, 2002

The following table sets forth information concerning the number and value of shares of common stock underlying the unexercised options held by the Named Executive Officers as of October 31, 2002. The table also sets forth the value realized upon the exercise of stock options during the period which is calculated based on the fair market value of our common stock on the date of exercise, as determined by the closing price of our common stock as traded on the Nasdaq National Market, less the exercise price paid for the shares. The value of unexercised in-the-money options represents the positive spread between the exercise price of the stock options and the fair market value of our common stock as of October 31, 2002, which was $1.07 per share. No stock appreciation rights were exercised during the fiscal year and no stock appreciation rights were outstanding as of October 31, 2002.

Aggregated Option Exercises in Fiscal 2002 and

Option Values at October 31, 2002

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Year-End(#)		Value of Unexercised In-the-Money Options at Year-End($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Eugene Wong	—	—	27,598	89,768	—	—
Douglas Roberts	—	—	2,264	—	—	—
Jim Doehrman	—	—	8,061	43,750	875	6,125
Val Huber	—	—	7,835	—	—	—
Rahul Patel	—	—	7,418	—	—	—
Rocco Quaglietti	—	—	32,853	40,584	525	3,675

(1)	Calculated by multiplying the number of shares acquired on exercise by the difference between the fair market value of the shares on the date of exercise and the exercise price.
(2)	Calculated by determining the difference between the fair market value of our common stock as of October 31, 2002 and the exercise price of the option.

Severance Agreements, and Employment Agreements, and Change in Control Agreements with Named Executive Officers

In April 2001, we entered into severance agreements with our Named Executive Officers (the “Executive Severance Agreement”). The Company has not entered into a severance agreement with Eugene Wong. The Executive Severance Agreement provides for certain benefits including the payment of equivalent of either 3 or 6 months base salary and an additional 3 or 6 months of vesting of options, if the Named Executive Officer’s employment with Versata is involuntarily terminated without cause, if the Named Executive Officer resigns from Versata due to an involuntary change in the Named Executive Officer’s position, or if the Named Executive Officer’s employment with the Company is involuntarily terminated without cause after a change in control of the Company. Additionally, in April 2001 we entered into a Restricted Stock Issuance Agreement with Messrs. Douglas Roberts, Jim Doehrman, Val Huber and Rahul Patel. The Restricted Stock Issuance Agreement provides for one hundred percent (100%) accelerated vesting of restricted stock if the Named Executive Officer’s employment with the Company is involuntarily terminated without cause after a change in control of the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors was formed in July 1998, and the current members of the Compensation Committee are Messrs. Morgenthaler, Feddersen and Rekhi. None of the members of the compensation committee of the Board of Directors was at any time since the formation of Versata an officer or employee of Versata. No executive officer serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our compensation committee of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our common stock as of December 31, 2002 by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

•	each of the named executive officers appearing in the Summary Compensation table above (the “Named Executive Officers”);

•	each of our directors; and

•	all directors and Named Executive Officers as a group.

Each stockholder’s percentage ownership in the following table is based on 7,374,435 shares of common stock outstanding as of December 31, 2002. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Versata, Inc., 300 Lakeside Drive, Suite 1500, Oakland, California 94612. Except as otherwise indicated, and subject to applicable community property laws, except to the extent authority is shared by both spouses under applicable law, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Name of Beneficial Owner	Shares Owned	Shares Acquirable within 60 Days of December 31, 2002	Percentage of Shares Beneficially Owned
Morgenthaler Venture Partners IV, L.P.(1)	953,125	—	12.9%
Sigma Management V, LLC(2)	864,807	—	11.7%
Douglas Roberts(3)	71,856	—	1%
Eugene Wong(4)	36,813	48,865	1.2%
James Doehrman(5)	125,000	16,394	1.9%
Val Huber(6)	101,739	7,835	1.5%
Rahul Patel(7)	62,191	7,418	*
Timothy Child	—	—	*
Kanwal Rekhi(8)	109,758	8,000	1.6%
William Smartt	—	—	*
Robert Davoli(9)(2)	905,017	5,500	12.3%
Gary Morgenthaler(1)(10)	955,891	8,000	13.1%
All directors and executive officers as a group (10 people)	2,368,265	102,012	33.0%

*	Less than 1%
(1)	Principal address is 2730 Sand Hill Road, Suite 280, Menlo Park, CA 94025. Includes 500 shares held by Morgenthaler Management Partners. Mr. Morgenthaler disclaims beneficial ownership of all of the 953,125 shares except to the extent of his pecuniary interest in these shares. The general partner of Morgenthaler Venture Partnership IV, L.P. is Morgenthaler Management Partners IV, L.P. The general partners of Morgenthaler Management Partners IV, L.P. are Gary Morgenthaler, a director of Versata, J. Morgenthaler, Robert Pavey, Robert Bellas, Jr., and John Lutsi, who have dispositive and voting powers with respect to the shares held by Morgenthaler Venture Partnership IV, L.P.
(2)	Principal address is 1600 El Camino Real, Suite 280, Menlo Park, CA 94025.
(3)	Mr. Roberts served as the Company’s president and chief executive officer from October 2001 until his resignation in May 2002.
(4)	Shares held in the Wong Family Trust of which Eugene Wong is a Trustee.
(5)	Includes 52,945 shares of common stock subject to the Company’s right of repurchase.
(6)	Includes 12,691 shares of common stock subject to the company’s right of repurchase.
(7)	Includes 12,691 shares of common stock subject to the Company’s right of repurchase.
(8)	Includes 71,556 shares held by the Rekhi Family Trust, 10,351 shares held by the Benjamin Rekhi Trust and 10,351 shares of the Raj-Ann Kaur Rekhi Trust of which Mr. Rekhi is a trustee. Mr. Rekhi disclaims beneficial ownership except to the extent of his pecuniary interest in these shares.
(9)	Includes 864,807 shares held by entities affiliated with Sigma Partners. Mr. Davoli disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in these shares.
(10)	Includes 2,766 shares of common stock held by Mr. Morgenthaler in his personal 401(K) account.

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes our general compensation policies, the compensation plans and the specific compensation levels for senior executives, including our named executive officers.

GENERAL COMPENSATION POLICIES

The primary objectives of our executive compensation policies include the following:

•	To attract, motivate, and retain a highly qualified executive management team;

•	To link executive compensation to the Company’s financial performance and to a lesser extent to individual management objectives established by the Committee;

•	To compensate executive management competitively with similarly situated technology companies; and

•	To create management incentives designed to enhance stockholder value.

We compete in an aggressive and dynamic industry and, as a result, finding, motivating, and retaining quality employees, particularly senior managers, are key factors to our success. Our compensation philosophy seeks to align the interests of stockholders and management by tying compensation to our financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options.

CASH COMPENSATION

We seek to provide cash compensation to our executive officers, including base salary and annual and quarterly cash bonuses, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis developed from market data and a review of the officer’s performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

STOCK OPTIONS AND STOCK AWARDS

Stock options are periodically granted to provide additional incentive to executives and other employees to maximize long-term total return to our stockholders. In addition, during 2001, the Company made restricted stock awards to certain of its executive officers. Stock options and restricted stock awards are a particularly strong incentive because they are valuable to employees only if the fair market value of our common stock increases above the exercise price. In addition, employees must remain employed by us for a fixed period of time in order for the options to vest fully. Certain options generally vest over a twelve-month period and others vest over a fifty month period to encourage option holders to continue in our employ. All of the options granted during the Transition Period were approved by the full Board of Directors based on recommendations of the Compensation Committee. In making its determinations, the Compensation Committee considers the executive’s position at the Company, such executive’s individual performance, the number of options held (if any) and the extent to which such options are vested, and any other factors that the committee may deem relevant.

CHIEF EXECUTIVE OFFICER COMPENSATION

The base salaries of Douglas Roberts, our former chief executive officer and Eugene Wong, our current chief executive officer, were determined by the Board of Directors, upon the recommendation of the Compensation Committee. Mr. Roberts served as the Company’s president and chief executive officer from

October 2001 until his resignation in May 2002. Mr. Roberts base annual salary was $250,000. Mr. Roberts was not awarded any cash bonuses for his performance in 2002.

Eugene Wong, was appointed as the interim chief executive officer in May 2002 and was appointed as the chief executive officer in September 2002. Mr. Wong’s salary during the fiscal year ended October 31, 2002 was $102,000. Mr. Wong’s compensation is $1000 per each day of service. Mr. Wong also was not awarded any cash bonuses for the period after his appointment as chief executive officer through October 31, 2002. Mr. Wong agreed to take a ten (10%) percent salary reduction for a period of eight and half months in the fiscal year ending October 31, 2003.

Based on a review of public company data, compensation data supplied by independent executive compensation research and consulting firms, and other relevant market data, the Compensation Committee believes that the cash compensation paid to our chief executive officer in fiscal year ended October 31, 2002 was generally consistent with amounts paid to chief executive officers with similar responsibilities at similarly situated technology companies.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code (the “Code”) limits the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly compensated executive officers. We may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on the our current compensation plans and policies and proposed regulations interpreting this provision of the Code, we believe that, for the near future, there is little risk that we will lose any significant tax deduction for executive compensation.

THE COMPENSATION COMMITTEE

Gary Morgenthaler

Kanwal Rekhi

Robert Davoli

Submitted by the Compensation Committee

of our Board of Directors

COMPANY PERFORMANCE

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between March 3, 2000 (the date the Company’s Common Stock commenced public trading) and October 31, 2002 with the cumulative total return of (i) the Nasdaq Stock Market-U.S. Index, (ii) the Nasdaq Computer & Data Processing Index and (iii) the JPMorgan H&Q Computer Software Index. As the JP Morgan Index, against which we historically gauged the performance of our common stock, is no longer active, we added the Nasdaq Computer & Data Processing Index. This graph assumes the investment of $100.00 on March 3, 2000 in each of the foregoing indices and assumes the reinvestment of dividends, if any. The stock performance shown on the graph below is not necessarily indicative of future price performance.

Information used in the graph was obtained from Nasdaq and J.P. Morgan Chase & Co., sources believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG VERSATA INC.,

THE NASDAQ STOCK MARKET-U.S. INDEX, THE NASDAQ COMPUTER & DATA PROCESSING INDEX AND THE JP MORGAN H&Q COMPUTER SOFTWARE INDEX

CUMULATIVE TOTAL RETURN

	3 / 3 /00	3 / 00	4 / 00	5 /00	6 / 00	7 / 00	8 / 00	9 / 00	10 /00	11 / 00	12 / 00
Versata, Inc.	100.00	250.78	126.56	98.44	167.97	140.63	103.90	110.42	68.75	31.25	37.24

NASDAQ Stock Market (U.S.) Index	100.00	93.65	78.77	69.27	81.44	77.02	86.14	74.95	68.79	53.00	50.19

JP Morgan H&Q Computer Software Index	100.00	78.87	68.26	59.75	69.67	64.52	80.40	80.87	74.95	54.04	55.91

NASDAQ Computer & Data Processing Index	100.00	89.32	68.46	60.10	72.91	65.47	73.79	67.44	61.72	44.77	41.63

	1 / 01	2 / 01	3 / 01	4 /01	5 / 01	6 / 01	7 / 01	8 / 01	9 /01	10 /01	11 /01
Versata, Inc.	30.99	14.85	1.17	3.33	5.25	2.79	2.00	1.63	0.96	1.71	2.58

NASDAQ Stock Market (U.S.) Index	56.26	43.56	37.45	43.04	42.98	44.14	41.34	36.84	30.63	34.56	39.48

JP Morgan H&Q Computer Software Index	60.95	43.71	34.00	43.69	42.86	45.00	37.89	32.43	24.28	29.15	35.04

NASDAQ Computer & Data Processing Index	48.14	36.82	30.37	37.32	37.38	39.55	34.70	28.64	24.19	28.12	31.90

	12 /01	1 / 02	2 /02	3 / 02	4 / 02	5 / 02	6 / 02	7 /02	8 /02	9 /02	10 /02
Versata, Inc.	3.83	3.75	2.92	2.83	1.75	1.13	0.83	0.74	0.92	0.79	0.74

NASDAQ Stock Market (U.S.) Index	39.81	39.51	35.40	37.72	34.59	33.07	30.07	27.33	27.04	24.13	27.42

JP Morgan H&Q Computer Software Index	36.58	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

NASDAQ Computer & Data Processing Index	33.53	33.35	30.05	30.93	26.19	24.52	24.59	21.59	21.70	19.03	23.00

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Appendix A, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the selection of Grant Thornton LLP as the Company’s independent accountants.

Management is responsible for the Company’s internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Fees associated with our engagement of PricewaterhouseCoopers LLP for the fiscal year ended October 31, 2002 and the ten months ended October 31, 2001 include the following:

AUDIT FEES:

Audit fees billed to us by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal year ended October 31, 2002 and the ten months ended October 31, 2001 and the review of our financial statements included in our quarterly reports on Form 10-Q for those fiscal years totaled $218,000 and $225,000, respectively.

ALL OTHER FEES:

Fees billed to us by PricewaterhouseCoopers LLP during the fiscal year ended October 31, 2002 and the ten months ended October 31, 2001 for all other non-audit services rendered, related primarily to their review of our registration statement with the Securities and Exchange Commission and tax related services totaled $36,000 and $42,500, respectively.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended October 31, 2002 filed with the Securities and Exchange Commission.

Audit Committee of the

Board of Directors

Robert Davoli

Kanwal Rekhi

Gary Morganthaler

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions since January 1, 2000 to which we have been a party and in which the amount involved exceeded $60,000 with any director, executive officer, or security holder that we know owns more than five percent of our capital stock had or will have a direct or indirect material interest.

During 2000, we held a $1 million investment in the preferred stock of TruMarkets, Inc., a privately held corporation. Our Chairman of the Board of Directors held a membership interest in the general partner of a partnership that owned a controlling interest in the outstanding capital stock of TruMarkets, Inc. In January 2001, we provided the investee with a $500,000 bridge loan. As of December 31, 2000, the investee was in the process of developing its products and was actively negotiating with third parties for additional financing to fund its operations. During March 2001, the investee’s attempts to obtain additional financing failed and the investee began efforts to sell the company. The $500,000 loan was recorded in restructuring and other expenses in the first quarter of fiscal 2001. In June 2001, TruMarkets, Inc. was acquired by MortgageSight Holding LLC (“MortgageSight”) and our investment and loan were converted to 22,122 shares of preferred stock, or less than 1% of MortgageSight. MortgageSight has subsequently ceased its operations; therefore, no amount has been recorded on the balance sheet.

In November 1999, our former Chief Financial Officer, Kevin Ferrell, delivered a full-recourse promissory note to us in payment for 100,000 shares of Series F preferred stock. The principal amount secured under the note was $556,000. The note bore interest at the rate of 7.00% per annum, compounded annually, and was secured by the purchased shares. The principal balance would become due and payable in one lump sum on the third anniversary of the signing of the note (November 2002). In 2000, Mr. Ferrell paid down approximately $103,000 in principal and $35,000 in interest towards this note.

In December 1999, Mr. Ferrell delivered a full-recourse promissory note to us in payment of the exercise price of 400,000 outstanding stock options under our 1997 stock option plan. The principal amount secured under the note was $1.2 million. In 2000, Mr. Ferrell paid down $84,000 approximately in interest towards this note. Mr. Ferrell resigned in February 2001. In February 2001, we exercised our right to repurchase 240,000 unvested shares of Mr. Ferrell’s 400,000 option shares. We paid par value to repurchase the shares, which reduced the principal amount of the note by $720,000. The offset to the reduction in the note was recorded as a reduction in paid in capital.

In October 2001, we wrote down $632,000 in principal in connection with both of Mr. Ferrell’s notes. In April 2002, we cancelled both promissory notes and related accrued interest of $301,000 in exchange for a pledge of 260,000 shares of our Company’s common stock owned by Mr. Ferrell. On that date, the fair market value of the 260,000 shares was $109,000 and was recorded as treasury stock. We recorded $192,000 in restructuring and other expenses as a result of this transaction.

In January 2000, Mr. Hewitt delivered a full recourse promissory note to us in payment of the exercise price of stock options issued pursuant to our 1997 Stock Option Plan. The principal amount secured under the note was $1 million. The note had a term of three years and bore interest at the rate of 7.00% per annum, compounded annually. The note was secured by the purchased shares and additional collateral. The entire unpaid balance of the note was due and payable upon termination of employment, failure to pay any installment of principal or interest when due, or insolvency or bankruptcy, or in the event we are acquired. None of the shares serving as security for the note could have been sold unless the principal portion of the note attributable to those shares and the accrued interest on that principal portion was paid to us. In December 2000, Mr. Hewitt delivered to us another full recourse promissory note in the amount of $375,000. The note was secured by shares of our common stock held by us for the previous loan. The note was due and payable on January 31, 2002, and bore interest at the prime rate as reported in The Wall Street Journal from time to time and compounded annually. Accrued interest was due on each anniversary of the signing of the note. Mr. Hewitt resigned in March 2001. In June 2001, in connection with Mr. Hewitt’s termination of employment, we cancelled both promissory notes and related accrued interest totaling $1.5 million in exchange for a pledge of 770,000 shares of our Company’s common stock owned by the officer. On that date, the fair market value of the 770,000 shares was $919,000 and was recorded as treasury stock and $598,000 was included in restructuring and other expenses. In the first quarter of fiscal 2002 the Company received $978,000 in cash from the sale of Mr. Hewitt’s shares held in escrow.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, all of these filing requirements have been satisfied.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy statement and form of proxy for the fiscal year ending October 31, 2003 must be received by October 31, 2003.

OTHER MATTERS

Our Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the Board of Directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors, /s/ JAMES DOEHRMAN James Doehrman Executive Vice President, Chief Operating Officer and Chief Financial Officer

Dated: February     , 2003

Oakland, California

APPENDIX A

CHARTER

AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF VERSATA, INC.

I.    MEMBERSHIP:

The Committee shall consist of at least three members of the Board. The members and the chair shall be appointed by a majority of the full board.

All of the members will be directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member.

A majority of the Committee will constitute a quorum for the transaction of business.

At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

II.    FUNCTIONS AND RESPONSIBILITIES:

A.	Annually, the Committee shall:

1.	Recommend independent auditors to the Board of Directors.

2.	Review the intended scope of the annual audit by the independent auditors and the fees charged by the independent auditors.

3.	Review and discuss the results of the annual audit with both the independent auditors and management.

4.	Review the Company’s policy regarding and usage of financial derivative products.

5.	Review a report of the Company’s Legal Counsel on legal issues.

6.	Review the trends in accounting policy changes proposed or adopted by organizations such as the American Institute of Certified Public Accountants, the Securities and Exchange Commission and the Financial Accounting Standards Board or by comparable bodies outside the United States.

7.	Review the adequacy of the Company’s system of internal accounting controls and other factors affecting the integrity of published financial reports by consulting as appropriate with the internal audit staff, the independent public accountants (both of which shall have direct access to the Committee) and others concerning, among other things, the internal accounting controls in effect, any major weaknesses discovered and related corrective actions taken or in progress.

8.	Review with both management and the independent auditors the status of the Company’s tax reserves and any tax audits.

9.	Review with both management and the independent auditors the annual financial statements before their submission to the Board of Directors for approval.

10.	Review with both management and the independent auditors Company procedures and their execution established to:

a.	Prevent and uncover unlawful political contributions, bribes, unexplained and unaccounted for payments to intermediaries (foreign or domestic).

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b.	Ascertain whether there are any unaccounted or off-book transactions.

c.	Identify payments in violation of applicable laws and standards of business that are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc.).

11.	Evaluate overall performance of professional services provided by the independent auditors, including audit and nonaudit services, and consider the possible effect on the performance of such services on the independence of the auditors.

12.	Review internal and external audits of employee benefit plans of the Company (including subsidiaries) and Company procedures regarding plan compliance with relevant laws and regulations.

13.	Review Company policies and compliance with policies relating to conflicts of interest.

14.	Review the annual management letter from the independent auditors.

B.	Quarterly, the Committee shall:

1.	Review with both management and the independent auditors the quarterly earnings before their public release.

C.	Periodically, as and when deemed necessary or advisable by the Committee, the Committee shall:

1.	Review with both management and the independent auditors the Company’s significant accounting principles, policies and practices.

2.	Review adequacy of the Company’s management information systems.

3.	Consider any information brought to the attention of the Committee by, or at the request of, the Company’s independent public accountants, pursuant to Statement on Auditing Standards No. 61 or otherwise, or by the internal audit staff, and advise the Board as appropriate.

4.	Request the internal audit staff or the independent auditors to make a study of any particular area of interest or concern that the Committee deems appropriate.

5.	Meet separately with management and the independent auditors to monitor compliance with recommendations made in the annual management letter.

III.    MINUTES OF MEETINGS:

Minutes shall be kept of each meeting of the Committee and will be provided to each member of the Board. Any action of the Committee shall be subject to revision, modification or rescission by the Board, provided that no rights of third parties shall be affected by any such revision, modification or rescission.

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ANNEX A

CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF VERSATA, INC., AS AMENDED

(a Delaware corporation)

Versata, Inc., a corporation organized and existing under the Delaware General Corporation Law (the “DGCL”) DOES HEREBY CERTIFY:

FIRST:    The name of the corporation is Versata, Inc. The original Certificate of Incorporation of Versata, Inc. was filed with the Secretary of State of Delaware. The Amended and Restated Certificate of Incorporation was filed on May 22, 2002. The corporation was originally incorporated in California under the name “Vision Software Tools, Inc.”

SECOND:    Pursuant to Section 242(b) of the Delaware General Corporation Law (the “DGCL”) the Board of Directors of the corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has approved, the amendment to the Amended and Restated Certificate of Incorporation of the corporation set forth in this Certificate of Amendment.

THIRD:    Pursuant to Section 242 of the DGCL, Article IV of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is Twenty-Five Million Eight Hundred Thirty-Three Thousand Three Hundred Thirty-Three (25,833,333). Twenty-Five Million (25,000,000) shares shall be Common Stock, par value $0.001 per share, and Eight Hundred Thirty-Three Thousand Three Hundred Thirty-Three (833,333) shares shall be Preferred Stock, par value $0.001 per share.

The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors of the Corporation is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. The Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this day of August [    ], 2003, and the foregoing facts stated herein are true and correct.

VERSATA, INC.

By:
Eugene Wong Chief Executive Office and Director

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VERSATA, INC.

PROXY

Annual Meeting of Stockholders, August 15, 2003

This Proxy is Solicited on Behalf of the Board of Directors of

VERSATA, INC.

The undersigned stockholder of Versata, Inc., a Delaware corporation (the “Company”) revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held August 15, 2003 and the Proxy Statement and appoints Jim Doehrman and Gary Morgenthaler, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Versata, Inc. (the “Company”) that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 300 Lakeside Drive, Suite 1500, Oakland, CA 94612 on Friday, August 15, 2003 at 11:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

The Board of Directors recommends a vote FOR the director listed below and a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted FOR the election of the director listed below and FOR the other proposals.

1.	Election of director to serve for a three-year term ending at the annual meeting following the close of the 2004 fiscal year or until his successor is duly elected and qualified to serve;

		FOR	WITHHOLD AUTHORITY TO VOTE

	Eugene Wong	_________________	_________________

2.

Proposal to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, attached to this proxy statement as Annex A, to reduce the number of authorized shares of common stock from 150,000,000 to 25,000,000 and reduce the number of authorized shares of preferred stock from 5,000,000 to 833,333;

FOR _________________         AGAINST _________________         ABSTAIN _________________

3.

Proposal to ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending October 31, 2003; and

FOR _________________         AGAINST _________________         ABSTAIN _________________

4.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
(Print name(s) on certificate)

Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If shares are held by joint tenants or as community property, each person should sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Please sign your name:		Date:
(Authorized Signature(s))